Exhibit 99.1

news release

Omnicare Reports First-Quarter 2013 Financial Results

CINCINNATI, April 24, 2013 - Omnicare, Inc. (NYSE:OCR) reported today financial results for its first quarter ended March 31, 2013.

First-Quarter Highlights:

•	Gross profit of $371 million; 121 basis-point expansion in gross margin rate

•	Adjusted cash earnings per diluted share 11.1% higher to $0.90; GAAP earnings per diluted share of $0.51

•	Cash flows from operations of $109 million

“We are pleased to begin 2013 with a solid quarter,” said John L. Workman, Omnicare's Chief Executive Officer. "As we made further progress toward our goal of achieving sustainable net organic growth within Long-Term Care, we continued to reduce costs, largely through the utilization of low-cost generic alternatives. These cost improvements, coupled with another strong quarterly performance from our Specialty Care Group and the ongoing benefits of our efficient allocation of capital, helped drive our double-digit adjusted cash earnings per diluted share increase.”

First-Quarter Results

Financial results for the quarter ended March 31, 2013, as compared with the same prior-year period, were as follows:

•	Net sales was $1,525 million versus $1,593 million

•	Gross profit was $371 million as compared with $368 million

•	GAAP earnings per diluted share was $0.51 versus $0.48

•	Adjusted cash earnings per diluted share (see “per share” discussion below and attached supplemental information) was $0.90 versus $0.81

•	Adjusted EBITDA was $172 million versus $170 million

Cash flows from operations for the quarter ended March 31, 2013 were $109 million versus $100 million in the comparable prior-year quarter.

“We remain encouraged by the steps we have taken operationally,” said Nitin Sahney, Omnicare's President and Chief Operating Officer. "As we continue to make refinements designed to optimize our Long-Term Care platforms, we have begun to generate some early benefits, particularly as a result of our sales transformational strategy and structural modifications to account management. Within our Specialty Care Group, we continue to see favorable client responses to our commercialization services for specialty products, with each of these platforms generating double-digit first-quarter growth."

Financial Position

Omnicare concluded the first quarter of 2013 with no borrowings outstanding on its revolving credit facility and $510 million in cash on its balance sheet.

As of March 31, 2013, the Company had approximately $220 million of availability under its current share repurchase authorization. Omnicare was unable to repurchase shares in the open market during the first quarter of 2013 due to the ongoing Accelerated Share Repurchase (ASR) agreement. The ASR is expected to reach final settlement during the second quarter of 2013.

"The first quarter was another period of strong cash flows," said Rocky Kraft, Omnicare's Chief Financial Officer. "While our ability to return capital to stockholders was limited in the first quarter due to the ongoing ASR agreement, we made additional investments in the business while improving our financial position. We expect to remain opportunistic with respect to capital allocation, redeploying our cash flows in a manner we believe is most aligned with enhancing stockholder value."

To facilitate comparisons and to enhance the understanding of core operating performance, discussions in this news release include financial measures that are adjusted from the comparable amounts under GAAP to exclude the impact of the special items discussed elsewhere herein, and to present results on a continuing operations basis. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted at the Investor Relations section of Omnicare's website at http://ir.omnicare.com. Additionally, the Company will make supplemental slides available in the same section on its website today that will include the number of scripts dispensed, beds served, and other information relevant to Omnicare's operations.

Segment Information

Financial results for the Long-Term Care Group for the first quarter ended March 31, 2013 were as follows:

•	Net sales of $1,155 million were 10.9% lower than $1,296 million in the same prior-year period

•	Adjusted operating income of $155 million increased 0.6% from $154 million in the same prior-year period

Financial results for the Specialty Care Group for the first quarter ended March 31, 2013 were as follows:

•	Net sales of $369 million were 25.9% higher than $293 million in the same prior-year period

•	Adjusted operating income of $38 million increased 26.0% from $30 million in the same prior-year period

Special Items

The results for the first quarter of 2013 and 2012 include the impact of special items and cash EPS adjustments as follows:

	Three months ended
	March 31, 2013		March 31, 2012
	After-tax impact	Per diluted share	After-tax impact	Per diluted share
Special Items Adj.	$20.1M	$0.19	$17.7M	$0.15
Cash EPS Adj.	$22.0M	$0.20	$20.9M	$0.18

The special items and cash EPS adjustments have been described in further detail in the “Footnotes and Definitions to Financial Information” section elsewhere herein.

Outlook

For the full year 2013, Omnicare reaffirmed its previous expectations as the following:

Current Guidance
Revenue	$6.1B to $6.2B
Adjusted cash earnings per diluted share (excluding special items)	$3.47 to $3.57
Cash flows from operations	$450M to $500M

Webcast Today

Omnicare will hold a conference call to discuss its first-quarter 2013 financial results today, Wednesday, April 24, at 9:00 a.m. ET. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations section of Omnicare's website at http://ir.omnicare.com. An archived replay will be made available on the website following the conclusion of the conference call.

About Omnicare

Omnicare, Inc., a Fortune 400 company based in Cincinnati, Ohio, provides comprehensive pharmaceutical services to patients and providers across North America. As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry's most innovative technological capabilities to the benefit of its long-term care customers. Omnicare also provides key commercialization services for the bio-pharmaceutical industry and end-of-life disease management through its Specialty Care Group. For more information, visit www.omnicare.com.

Forward-looking Statements

In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management's current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and pharmaceutical industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions on favorable terms or at all; trends for the continued growth of the Company's businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company's customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the successful integration of acquired companies and realization of contemplated synergies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; variations in demand for the Company's products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in calculation of average wholesale price; discontinuation of reporting average wholesale price, and/or implementation of new pricing benchmarks; legislative and regulatory changes impacting long term care pharmacies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company's contracts with pharmaceutical benefit managers, Medicare Part D Plan sponsors and/or commercial health insurers or to the proportion of the Company's business covered by specific contracts; the outcome of disputes and litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; the final outcome of divestiture activities; market conditions; the outcome of audit, compliance, administrative, regulatory, or investigatory reviews; volatility in the market for the Company's stock and in the financial markets generally; access to adequate capital and financing; changes in tax laws and regulations; changes in accounting rules and standards; the impacts of potential cybersecurity risks and/or incidents; and costs to comply with the Company's Corporate Integrity Agreement. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

# # #

Contact:
Patrick C. Lee
(513) 719-1507
patrick.lee@omnicare.com

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended
	March 31, 2013	March 31, 2012
Net sales	$1,525,003	$1,593,068
Cost of sales	1,154,179	1,224,968
Gross profit	370,824	368,100
Selling, general and administrative expenses	201,826	200,124
Provision for doubtful accounts	24,226	24,431
Settlement, litigation and other related charges	22,619	7,203
Other charges	4,006	11,512
Operating income	118,147	124,830
Interest expense, net of investment income	(29,459)	(30,834)
Income from continuing operations before income taxes	88,688	93,996
Income tax provision	34,334	38,257
Net income	54,354	55,739

Earnings (loss) per common share - Diluted:	$0.51	$0.48
Weighted average number of common shares outstanding:
Diluted	107,466	116,500

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc and Subsidiary Companies
Consolidated Balance Sheets
(000s)
Unaudited

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$509,818	$454,213
Restricted cash	5	1,066
Accounts receivable, less allowances	840,383	857,052
Inventories	382,658	385,698
Deferred income tax benefits	115,785	136,186
Other current assets	279,476	254,644
Total current assets	2,128,125	2,088,859
Properties and equipment, at cost less accumulated depreciation	292,794	282,660
Goodwill	4,256,959	4,256,959
Identifiable intangible assets, less accumulated amortization	187,263	196,873
Other noncurrent assets	147,211	163,913
Total noncurrent assets	4,884,227	4,900,405
Total assets	$7,012,352	$6,989,264
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$186,710	$200,125
Accrued employee compensation	47,707	73,791
Current debt	233,919	27,713
Other current liabilities	203,839	180,385
Total current liabilities	672,175	482,014
Long-term debt, notes and convertible debentures	1,817,991	2,030,030
Deferred income tax liabilities	910,040	914,660
Other noncurrent liabilities	61,909	56,848
Total noncurrent liabilities	2,789,940	3,001,538
Total liabilities	3,462,115	3,483,552

Stockholders' equity	3,550,237	3,505,712
Total liabilities and stockholders' equity	$7,012,352	$6,989,264

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc and Subsidiary Companies
Condensed Consolidated Statements of Cash Flows, GAAP Basis
(000s)
Unaudited

March 31, 2013
Three months ended
Cash flows from operating activities:
Net income	$54,354
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	13,807
Amortization	19,915
Changes in certain assets and liabilities, net of effects from acquisition and divestiture of businesses:
Accounts receivable, net of provision for doubtful accounts	16,666
Inventories	3,040
Current and noncurrent assets	(13,218)
Accounts payable	(3,642)
Accrued employee compensation	(26,073)
Current and noncurrent liabilities	44,046
Net cash flows from operating activities	108,895
Cash flows from investing activities:
Capital expenditures	(23,129)
Other	854
Net cash flows used in investing activities	(22,275)
Cash flows from financing activities:
Payments on term loans	(5,313)
Payments on long-term borrowings and obligations	(1,684)
Decrease in cash overdraft balance	(9,774)
Payments for Omnicare common stock repurchases	(302)
Proceeds for stock awards and exercise of stock options, net of stock tendered in payment	445
Dividends paid	(14,479)
Other	92
Net cash flows used in financing activities	(31,015)
Net increase in cash and cash equivalents	55,605
Cash and cash equivalents at beginning of period	454,213
Cash and cash equivalents at end of period	$509,818

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended
	March 31, 2013	March 31, 2012
Adjusted earnings per share ("EPS") from continuing operations:
Diluted earnings per share from continuing operations	$0.51	$0.48
Special Items: (a)
Settlement, litigation and other related charges	0.13	0.04
Other charges	0.02	0.08
Amortization of discount on convertible notes	0.03	0.03
Total Special Items	0.19	0.15
Cash EPS Adjustments	0.20	0.18
Adjusted cash earnings per diluted share from continuing operations	$0.90	$0.81

Adjusted earnings before interest, income taxes ("EBIT", "Operating income"), depreciation and amortization ("EBITDA") from continuing operations:
EBIT from continuing operations	$118,147	$124,830
Depreciation and amortization	33,722	32,461
Amortization of discount on convertible notes	(6,069)	(6,350)
EBITDA from continuing operations	145,800	150,941
Special items (a)	26,625	18,715
Adjusted EBITDA from continuing operations	172,425	169,656

EBITDA from continuing operations to net cash flows from operating activities:
EBITDA from continuing operations	145,800	150,941
(Subtract)/Add:
Interest expense, net of investment income and amortization of discount on convertible notes	(23,390)	(24,484)
Income tax provision	(34,334)	(38,257)
Write off of debt issuance costs, net	—	103
Changes in certain assets and liabilities, net of effects from acquisition and divestitures of businesses	20,819	12,114
Net cash flows from operating activities of continuing operations	$108,895	$100,417

Segment Reconciliations - Long-Term Care Group ("LTC")
Adjusted Operating Income - LTC:
Operating income from continuing operations	129,699	137,979
Special items (a)	25,371	16,215
Adjusted operating income from continuing operations - LTC	155,070	154,194

Segment Reconciliations - Specialty Care Group ("SCG")
Adjusted Operating Income - SCG:
Operating income from continuing operations	37,995	30,149
Special items (a)	—	—
Adjusted operating income from continuing operations - SCG	37,995	30,149

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes and Definitions to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

Footnotes:
Non-GAAP Information:
Omnicare, Inc. (“Omnicare” or the “Company”) management believes that presenting certain non-GAAP financial measures, which exclude items not considered part of the core operating results of the Company and certain non-cash charges and also includes certain tax deduction amounts ("Special Items"), enhances investors' understanding of how Omnicare management assesses the performance of the Company's business. Omnicare management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. Omnicare's method of calculating non-GAAP financial results may differ from those used by other companies and, therefore, comparability may be limited.

(a)	Financial results included Special Items and Cash EPS adjustments as described below:

	Q1 2013		Q1 2012
	Pretax	After Tax (8)	Pretax	After Tax (8)
EBIT:
Settlement, litigation and other related charges (1)	$22,619	$13,913	$7,203	$4,430

Other charges
Acquisition and other related costs (2)	537	330	3,109	1,912
Disposition of businesses (3)	—	—	5,903	5,903
Separation costs (4)	3,469	2,134	2,500	1,537
Subtotal - Other charges	4,006	2,464	11,512	9,352
Subtotal - EBIT Special Items	26,625	16,377	18,715	13,782

Interest Expense:
Amortization of discount on convertible notes (5)	6,069	3,733	6,350	3,906
Subtotal - Interest Expense Special Items	6,069	3,733	6,350	3,906
Subtotal - Special Items	32,694	20,110	25,065	17,688

Cash EPS Items:
Amortization of intangibles	9,599	5,904	10,753	6,613
Goodwill amortization tax deduction (6)	—	9,447	—	10,859
Convertible debt tax deduction (7)	—	6,626	—	3,437
Subtotal - Cash EPS Items	9,599	21,977	10,753	20,909

Grand Total - Special Items	$42,293	$42,087	$35,818	$38,597

(1)
Operating income includes settlement, litigation and other related charges for resolution of certain large customer disputes, regulatory matters with various states and regulatory agencies, qui tam lawsuits and purported class and derivative actions against the Company. Additionally, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent over-payments from the respective programs and, where applicable, those amounts, as well as any amounts relating to certain inspections, audits, inquiries and investigations activity are included in the pretax special item reflected in the table.

(2)	Operating income includes acquisition and other related costs primarily related to professional fees and acquisition related restructuring costs for acquisitions.

(3)
In 2012 the Company completed the disposition of its Canadian pharmacy and the Company's pharmacy operational software business, which were not considered, individually or in the aggregate, significant to the operations of Omnicare. The Company recorded a charge on the disposition of these businesses in the three months ended March 31, 2012.

(4)	Operating income includes separation related costs for certain former employees.

(5)	The Company recorded non-cash interest expense from the amortization of debt discount on its convertible notes.

(6)	The tax benefit of being able to deduct goodwill amortization.

(7)	The tax benefit of being able to deduct higher interest expense on our convertible debt than what is actually paid.

(8)	The tax effect was calculated by multiplying the tax-deductible pretax amounts by the appropriate effective tax rate.